Law Office

of

Randall V. Brumbaugh

July 13, 2015

Eternal Speech, Inc.

156/13 Moo 10 Nongprue

Banglamung Chonburi 20150

Thailand

Re: Eternal Speech, Inc.

Dear Sir or Madam:

I  have  acted  as  special  counsel  for  Eternal  Speech,  Inc..,  a  Nevada  corporation  (the  "Company"),  in  connection  with  the preparation  of  the  registration  statement  on  Form  S-1  (the  "Registration  Statement"),  dated  on  or  about  July 13,  2015, with the  Securities  and  Exchange  Commission  (the  "Commission")  pursuant  to  the  Securities  Act  of  1933,  as  amended  (the

"Act"),  relating  to  the  offering  of  up  to  4,500,000  shares  of  the  Company's  $0.001  par  value  per  share  common  stock  (the

"Common Stock") to be sold directly by the  Company.   Such shares are to be issued under the  Registration Statement.   The

details of the offering are described in the Registration Statement on Form S-1.

In  connection  with  this  opinion,  I  have  examined  instruments,  documents  and  records,  which  I  deemed  relevant  and

necessary  for  the  basis  of  my  opinion  hereinafter  expressed.   I  have  done  so  in  light  of  Nevada  Revised  Statutes  Chapters

78  and  90,  all  applicable  provisions  of  the  Nevada  constitution  and  reported  judicial  decisions  interpreting  those  laws.   In

such  examination,  I  have  assumed  the  following:  (a)  the  authenticity  of  original  documents  and  the  genuineness  of  all signatures;  (b)  the  conformity  to  the  originals  of  all  documents  submitted  to  me  as  copies;  and  (c)  the  truth,  accuracy  and completeness  of  the  information,  representations  and  warranties  contained  in  the  records,  documents,  instruments  and

certificates  I  have  reviewed.    The  instruments,  document  and  records  I  have  examined  include,  among  other  items,  the following:

1.

The Registration Statement;

2.

The Articles of Incorporation;

3.

Corporate Charter; and

4.

Bylaws.

To  my  knowledge,  the  Company  is  not  a  party  to  any  legal  proceedings,  there  are  no  known  judgments  against  the

Company,  nor  are  there  any  actions  or  suits  filed  or  threatened  against  it  or  its  officers  and  directors,  in  their  capacities  as

such,  other  than  as  may  be  set  forth  in  the  registration  statement.   I  am  not  aware  of  any  disputes  involving  the  Company and  the  Company  has  no  known  claim,  actions  or  inquiries  from  any  federal,  state  or  other  government  agency,  other  than

as  may be  set  forth  in  the  registration  statement.   I  am not  aware  of  any claims  against  the  Company  or  any reputed  claims against it at this time, other than as may be set forth in the registration statement.

8780 19th St., Suite 450, Alta Loma, CA 91701

(626) 335-7750

SEC/Eternal Speech

7/13/15

Page Two

Based on my examination of the documents provided to this office, information received from the Company, analysis of the applicable laws and judicial interpretations of the State of Nevada, I am of the opinion that  the 4,500,000 shares of common stock to  be  sold  by the  Company pursuant to  the  S-1  are  duly authorized  shares and  will be  legally  and  validly  issued,  fully paid and non-assessable.

I  hereby  consent  to  the  filing  of  this  opinion  as  an  exhibit  to  the  above-referenced  Registration  Statement.   In  giving  such

consent,  I  specifically  do  not  allege  to  being  an  "expert"  within  the  meaning  of  such  term  as  used  in  the  Securities  Act  of

1933,  as amended,  or  the  rules and  regulations of the  Securities and  Exchange  Commission issued  thereunder,  with  respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Randall V. Brumbaugh

Randall V. Brumbaugh

8780 19th St., Suite 450, Alta Loma, CA 91701

(626) 335-7750